UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[ ] Definitive Proxy Statement.

[x] Definitive additional materials.

[ ] Soliciting material pursuant to §240.14a-12

CONTANGO ORE, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[x] No fee required.

[ ] Fee paid previously with preliminary materials.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONTANGO ORE, INC.
516 2nd Avenue, Suite 401
Fairbanks, Alaska 99701

_____________________

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2025

____________________

This proxy statement supplement (this “Supplement”), dated June 5, 2025, supplements the proxy statement filed with the Securities and Exchange Commission on April 29, 2025 (the “Proxy Statement”) relating to the proxies being solicited by the Board of Directors (the “Board”) of Contango ORE, Inc., , a Delaware corporation (the “Company” or “CORE” and “we” or “our”), in connection with the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 10, 2025 at 10:00 a.m., Central Time. This Supplement should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

The purpose of this Supplement is to provide information relating to the merger of the Company’s independent registered public accounting firm.

On June 3, 2025, the Company was notified that Moss Adams LLP (“Moss Adams”), the Company’s independent registered public accounting firm, merged with Baker Tilly US, LLP effective on June 3, 2025. The combined audit practices will operate as Baker Tilly US, LLP (“Baker Tilly”). In connection with the notification of the merger, Moss Adams resigned as the Company’s auditor and the Audit Committee of the Board approved the engagement of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm.

The audit report of Moss Adams on the Company’s consolidated financial statements as of December 31, 2024 and 2023 and for the year ended December 31, 2024, six-month period ended December 31, 2023, and year ended June 30, 2023, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2024, six-month period ended December 31, 2023, and year ended June 30, 2023, and the subsequent interim period through June 3, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

During the year ended December 31, 2024, six-month period ended December 31, 2023, and year ended June 30, 2023, and the subsequent interim period through the date of this Current Report on Form 8-K, neither the Company, nor anyone on its behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Moss Adams with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested that Moss Adams furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of Moss Adams’ letter to the Commission, dated June 3, 2025, was filed as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on June 5, 2025.

With respect to Proposal 2 included in the Proxy Statement, to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, we will consider an affirmative vote “For” Proposal 2 as a vote “For” ratification of Baker Tilly as the successor accounting firm following the merger and a vote “Against” Proposal 2 as a vote “Against” ratification of Baker Tilly as the successor accounting firm following the merger. Abstentions are considered shares present and entitled to vote on Proposal 2, and thus, will have the same effect as a vote “Against” the proposal.

Proxy voting instructions already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and how to change votes already cast is available in the Proxy Statement.